EXHIBIT 99.1

BIOADAPTIVES SIGNS LETTER OF INTENT TO ACQUIRE OXYGENATED WATER TECHNOLOGY PATENT

Las Vegas, Nevada -- January 20, 2022. BioAdaptives, Inc. (OTCMkts: BDPT) announced today that it has entered into a Letter of Intent with inventor Thomas J. Mohr, to acquire rights to his U.S. Patent 9,783,432B, which covers technology used in enhancing the capability of water to hold significantly larger amounts of oxygen.

The technology produces stable oxygenated water that provides a prolonged benefit following ingestion. Ordinary oxygenated water products essentially retain gaseous oxygen under pressure, which dissipates rapidly and does not demonstrate a persistent benefit. The Mohr Technology operates to “embed” molecules of oxygen in water, providing a longer-term aerobic benefit, including performance, endurance, and general health.

Edward Jacobs, M.D., CEO of BioAdaptives®, stated, “We recognize that products in the ‘oxygenated water’ market space are often based on questionable science. Ingestion of water containing gaseous oxygen – similar to a carbonated beverage – provides very little, if any, persistent benefit. In contrast, water treated with the Mohr Technology appears to retain oxygen differently – not as bubbles but more embedded in the water itself – providing a much longer-term benefit to consumers. Reported common experiences include consistent increased endurance, speed and strength, along with improved breathing while engaged in a variety of activities. We anticipate that this oxygenated water will compliment the positive effects observed with our Lung Armor™ package, consisting of the PrimiLungs™ supplement and the Lung Cleanser™ device.”

Mr. Mohr added, “This technology has been successfully demonstrated in commercial and lab-based environments, and the treated water product has been used to great effect on a small scale. I’ve known Dr. Jacobs for nearly 20 years – we worked together on other medical projects – and I trust him and the BioAdaptives® team to explore taking this technology into a broad consumer market.”

The terms of the parties’ agreement are not finalized, but involve a long-term option, licenses and a consulting agreement with the prospect of expanded scope and duration, in exchange for cash, royalties and warrants.

About BioAdaptives, Inc.

BioAdaptives, Inc. manufactures and distributes natural plant- and algal-based products that improve health and wellness for humans and animals, with an emphasis on optimizing pain relief, anti-viral activity and immune system defense; resistance to stress; endurance; recovery from injury, illness and exercise; and anti-aging properties. The Company’s current dietary supplement formulations are carefully selected from the best world-wide sources and utilize proprietary methods of enhancing the bioavailability of nutrients. The products for horses and dogs have also demonstrated increased general health, competitive performance enhancement, rejuvenation effects, and pain relief, as well as providing improvements in appearance. Our current product line includes PrimiLungs™, PrimiCell® and PluriPain® for humans and Canine Regen®, Equine Regen® and Equine All-in-One™ for dogs and horses. Additional human products, to be introduced soon, are designed to aid memory, cognition and focus; assist in sleep and fatigue reduction; and improve overall emotional and physical wellness.

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BioAdaptives’ common shares trade in the OTC market under the symbol BDPT. It has approximately 14,000 current shareholders. None of the statements about the Company’s products have been approved by the Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any disease.”

Additional information can be found at www.shopbioadaptives.com or in our SEC filings at https://www.sec.gov/cgi-bin/browse- edgar?company=bioadaptives&owner=exclude&action=getcompany

Safe Harbor Statement

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, trends, analysis, and other information contained in this press release including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions of opinion, constitute forward-looking statements. Any such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results described within the forward- looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company’s reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company’s estimates as of the date of the press release, and subsequent events and developments may cause the Company’s estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company’s estimates of its future financial performance as of any date subsequent to the date of this press release.

Contact:

Investor Relations

BioAdaptives, Inc.

 (702) 659-8829

info@bioadaptives.com###

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